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                                                                   EXHIBIT 10.22
                             TERMINATION AGREEMENT

  This Termination and Assignment Agreement (this "Agreement") is executed this 1st day of March, 1998, effective January 31, 1998, by and between James Mitchell & Co. and its wholly-owned subsidiary JMC Financial Corporation, both California corporations, and JMC Insurance Agency of New York, Inc., a New York corporation (hereinafter jointly referred to as "JMC"), and Independence Savings Bank, a New York chartered savings bank with its principle office in the State of New York ("ISB").

                                R E C I T A L S

  On February 11, 1994, JMC and ISB entered into that certain Services Agreement (as amended and restated), and that certain Option Agreement and on various dates have entered into those certain Leases and Subleases (collectively the "Existing Agreements") pursuant to which JMC and its Subsidiaries agreed to provide certain services to ISB.

  ISB and JMC have agreed to terminate the Services Agreement in accordance with
Section 10.1 of such agreement and have agreed to terminate the Option Agreement and all of the Leases and Subleases except that Lease for the office at 195
                                    ------
Montague Street, Brooklyn, New York 11201 (copy attached), all subject to the terms and conditions set forth below.

  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Existing Agreements.

  NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                           TERMINATION AND ASSIGNMENT

  1.1  Termination of Existing Agreements.  The parties hereby acknowledge that
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the Existing Agreements shall be terminated effective January 31, 1998 provided, however, that the indemnification provisions of the Existing Agreements and such other provisions of the Existing Agreements which define the responsibilities
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and duties of the parties after January 31, 1998, shall survive termination
                                ----------------
except for those set out in Article XI of the Services Agreement which the parties agree to waive and except for the Lease dated May 1, 1995, as amended by the extension agreement attached hereto and made a part hereof, on the office located at 195 Montague Street, Brooklyn, New York 11201.

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  1.2  JMC Sales Personnel.  If requested by ISB, JMC will make every effort
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to assist ISB in hiring the sales personnel of JMC formerly assigned to ISB.
JMC can make no assurance that any one of the sales personnel will accept the offer of employment.

  1.3  Lease Payments.  JMC shall continue to pay rent to ISB under the terms of
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the Lease on the office located at 195 Montague Street, Brooklyn, New York 11201 so long as JMC shall continue to receive fees from provider companies relative to sales at ISB.

                                  ARTICLE II.

                              SALES AND SERVICING

  2.1  Future Sales.  JMC hereby acknowledges that, effective February 1, 1998
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ISB is free of any restrictions imposed by the Existing Agreements with respect to offering annuity and mutual fund products directly or through a third party, to its customers. Subject to regulatory restrictions, ISB or its agent, shall be entitled to continue to offer to its customers annuity and mutual fund products previously designed and offered by JMC ("JMC Products") and to receive all compensation related to any future sales to new customers of annuity and mutual fund products, including premiums, asset fees, front end loads and 12b-1 fees.

  2.2  Chargebacks.  In the event any Customers surrender a JMC Product during
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the chargeback period, the Provider Company will chargeback some or all of the front sales commission paid at the time the products was sold ("Chargeback"). JMC and ISB agree JMC is financially responsible for all Chargebacks processed by the Provider Companies on and after February 1, 1998. Such Chargebacks shall be deducted from the Asset Fee Income otherwise payable by the Provider Companies to JMC.

  2.3  Sales Management and Compliance.  On and after February 1, 1998, ISB
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shall have complete and sole responsibility (including financial responsibility)
for all sales, sales management and compliance aspects of its annuities program (if any) including, without limitation, the following:

       (a) Supervision, management and compensation of the annuity and mutual fund sales force;

       (b) All appointment setting, tracking and reporting;

       (c) All sales support, including product training, promotions, marketing materials and sales personnel inquiries;

       (d) All compliance responsibilities, including suitability reviews and sales supervision; and

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       (e)  All commission, asset fee and 12b-1 fee accounting with the exception of accounting on the existing block.

  2.4  Customer Complaints.
       -------------------

       (a) On and after February 1, 1998, JMC shall have complete and sole responsibility for the research and investigation of all complaints (whether written or oral) received by JMC, any of its Subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by ISB, any of its subsidiaries or affiliates, or by any officer, director, agent or employee or any of them, from any person (including state and government agencies, departments, divisions or offices or any self-regulatory organization ("Regulators")) with respect to the sales of JMC Products or the provision of any of the services described in the Existing Agreements ("Customer Complaints") which arise on and after February 1, 1998, including Customer Complaints which arise out of sales made or services provided by JMC, any of its Subsidiaries or affiliates or any officer, director, agent or employee of any of them prior to February 1, 1998. Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining person, any former JMC officer, director, employee or agent, or any Provider Company or mutual fund concerning the Customer Complaint. In the event ISB receives any Customer Complaints on and after February 1, 1998, it will forward them promptly to JMC. JMC will provide copies of all customer complaints regarding sales activities by JMC at ISB to ISB as well as copies of proposed responses. If ISB objects to a proposed response, JMC and ISB agree to cooperate in a good and faithful effort to draft a response acceptable to both.

       (b) JMC shall have complete and sole responsibility for the resolution of all Customer Complaints, if any, which are listed on the attached Schedule 2.4.

       (c) Notwithstanding the foregoing, in the event that any Regulator with jurisdiction over JMC, any of its affiliates or Subsidiaries, or any officer, director, agent or employee of any of them, shall initiate a Customer Complaint or become involved in any manner in any Customer Complaint relating to the sale of JMC Products prior to February 1, 1998, JMC shall be responsible for the research and investigation necessary to determine the validity of such Customer Complaint and any communication with the complaining person, any current or former JMC officer, director, employee or agent, any Provider Company, mutual fund or such Regulator and ISB, its subsidiaries and affiliates, and any officer, director, agent or employee of any of them, shall cooperate with JMC in connection therewith. JMC shall be responsible for the payment of all sums and other compensation to the complaining person unless ISB is otherwise liable under the indemnification provisions of the Existing Agreements.

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       (d)  JMC, its affiliates and Subsidiaries will cooperate, and will use their best efforts to cause any current or former officer, director, employee or agent of any of them, to cooperate with ISB in connection with the research and investigation of any Customer Complaint.

                                  ARTICLE III.

                       JMC REPRESENTATIONS AND WARRANTIES

  3.1  Corporate Authority.  Each of the JMC entities are corporations, duly
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organized, validly existing and in good standing under the laws of their state of incorporation and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

  3.2  Enforceability of Agreement.  The execution, delivery and performance of
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this Agreement by JMC and the consummation by JMC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This constitutes legal, valid and binding obligations of JMC enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

  3.3  Effect of Agreement.  The execution and delivery of this Agreement and
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the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by JMC shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which JMC is a party or by which it is bound except for agreements with Provider companies that require the consent of such companies to the assignment of JMC's rights which consents are being requested; (ii) the Articles of Incorporation or Bylaws of JMC; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC is bound; or (iv) any law, rule or regulation applicable to JMC or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, with the exception of any required filing with the Securities and Exchange Commission.

  3.4  Disclosure of Customer Complaints.  Schedule 2.4 attached hereto
       ---------------------------------
contains a complete and accurate list of all pending or threatened Customer Complaints received by JMC, or any of its subsidiaries or affiliates or by any officer, director, agent or employee of any of them prior to January 31, 1998, from any person and JMC does not know or have reason to know of the existence of any additional or threatened Customer Complaints other than as listed in
Schedule 2.4. JMC has furnished ISB copies of all correspondence and other documents in its possession related

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to any pending or threatened Customer Complaints. A copy of all Customer
Complaints received by JMC, or any of its Subsidiaries or affiliates or by any officer, director, agent or employee of any of them, on or after February 1, 1998 will be delivered to ISB and shall be handled in accordance with Section 2.4.

                                  ARTICLE IV.

                       ISB REPRESENTATIONS AND WARRANTIES

  4.1  Corporate Authority.  ISB is a New York chartered savings bank, duly
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organized, validly existing and in good standing under the laws of the State of
New York and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

  4.2  Enforceability of Agreement.  The execution, delivery and performance of
       ---------------------------
this Agreement by ISB and the consummation by ISB of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes legal, valid and binding obligations of ISB enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

  4.3  Effect of Agreement.  The execution and delivery of this Agreement, the
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consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by ISB shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which either ISB is a party or by which it is bound; (ii) the Articles of Incorporation or Bylaws of ISB; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which ISB is bound; or (iv) any law, rule or regulation applicable to ISB, or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, the receipt of which ISB has not obtained.

                                   ARTICLE V.

                                  COOPERATION

  The parties hereto shall execute and deliver any such additional documents, and shall take such additional actions as are reasonably requested by the other party hereto, for the purpose of accomplishing the transactions contemplated hereby or carrying out the provisions hereof. In

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addition, ISB will, to the full extent necessary, assist and cooperate with JMC in negotiations to obtain the consent of the Provider Companies to the JMC Assignment.

                                  ARTICLE VI.

                                 MISCELLANEOUS

  6.1  Notices.  All notices that are required or may be given pursuant to the
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terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered or mailed by registered or certified mail postage prepaid, or if sent by telex or telefax (in each case promptly confirmed by registered or certified mail postage prepaid), or by overnight courier, addressed as follows:

  If to ISB, to:    INDEPENDENCE SAVINGS BANK
                    195 Montague Street
                    Brooklyn, NY 11201
                    Attn:  Terence Mitchell
                           Executive Vice President
                    Telecopy number:  (718) 722-5360

   If to JMC, to:   JAMES MITCHELL & CO.
                    9710 Scranton Rd. Ste. 100
                    San Diego, California  92121
                    Attn.: James K. Mitchell, Chairman and
                           Chief Executive Officer
                    Telecopy number:  (619) 450-9102

  6.2  Expenses.  Except as otherwise expressly provided herein, the parties
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hereto shall pay all of their own expenses relating to the transactions contemplated hereby and the consummation of this Agreement and the obligation of the parties set forth herein, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisors. In the event of litigation or other adversary proceeding between the parties hereto with respect to this Agreement or the transactions contemplated hereby, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney's fees and court costs incurred in connection therewith.

  6.3  Amendments.  This Agreement may not be changed orally, but only by
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agreement in writing signed by the parties hereto.  Any provision of this
Agreement can be waived, amended, supplemented or modified only by written agreement of the parties hereto.

  6.4  Interpretation.  This Agreement has been negotiated fully and fairly
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between the parties.  If this Agreement becomes the subject of interpretation by a court of law or equity or other

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third party, this Agreement shall not be construed either against, or in favor of, JMC or ISB, by virtue of one of the parties being deemed the draftsman of this Agreement.

  6.5  Severability.  Any provision of this Agreement which is invalid, illegal
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or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provision of this Agreement invalid, illegal or unenforceable.

  6.6  Successors and Assigns.  This Agreement shall inure to the benefit of and
       ----------------------
shall be binding upon the parties and their respective successors and permitted assigns.

  6.7  Dispute Resolution.  In the event of any dispute, claim or controversy
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which in any way relates to, results from or arises out of this Agreement or the
Services Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiations, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, in New York, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs and attorneys' fees and any mediation fees shall be shared by the parties on an equal basis, one-half by JMC and one-half by ISB.

  Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association and not by court action. Such arbitration shall be conducted in New York. The party that does not prevail shall bear all costs and attorneys' fees and any costs or expenses assessed by the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator shall be permitted to award punitive damages in such arbitration proceeding.

  If any party hereto, after notice thereof, fails to be present or represented at an arbitration hearing, or adjournment thereof, the arbitrator may, nevertheless, in their discretion, proceed with the adjudication of the Dispute.

  6.8  Confidentiality.  Neither ISB nor JMC shall disclose any information or
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make any public announcement with respect to this Agreement prior to its execution. JMC and ISB will coordinate the content and timing of any internal and public announcements regarding this Agreement.

  6.9  Applicable Law.  This Agreement is governed by, and shall be construed
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and enforced in accordance with, the laws of the State of New York, except such laws that would render this choice of laws ineffective.

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  6.10  Entire Agreement.  This Agreement evidences the entire agreement of the
        ----------------
parties hereto with respect to the subject matter hereof.

  This Agreement has been executed by the parties hereto as of the date first above written.

JAMES MITCHELL & CO.
JMC INSURANCE AGENCY OF NEW YORK, INC.
JMC FINANCIAL CORPORATION

By:   /s/ JAMES K. MITCHELL
   -----------------------------------
     James K. Mitchell, President and
     Chief Executive Officer

INDEPENDENCE SAVINGS BANK

By:  /s/ TERENCE J. MITCHELL
   -----------------------------------

Its:  Executive Vice President
    ----------------------------------

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                                  SCHEDULE 2.4

                              CUSTOMER COMPLAINTS

None.

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